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                                                                    EXHIBIT 99.3

                                   BYLAWS OF
                          CALAVO GROWERS OF CALIFORNIA

                                   ARTICLE I
                                    GENERAL

SECTION 1.01      PURPOSES AND POWERS

Calavo Growers of California (the "Association") is a nonprofit cooperative association organized under the provisions of Chapter 1 of Division 20 of the Food and Agricultural Code of California. As provided in the Articles of Incorporation, the primary purpose of the Association is to pack, process and market avocados produced by its members and to perform such services at cost on a nonprofit cooperative basis. The Association also has broad incidental purposes and powers, which include but are not limited to purposes and powers which enable it to:

      (a) Engage in any activity in connection with the marketing, selling, preserving, picking, harvesting, drying, processing, manufacturing, canning, packing, grading, storing, handling, shipping, transporting, or utilization of any avocados and any other products produced or delivered to it by its members; or the manufacturing or marketing of the by-products thereof; or any activity in connection with the purchase, hiring, or use by its members of supplies, machinery or equipment, or in the financing of any such activities.

      (b) Act as the agent or representative of any member or members in any of the above-mentioned activities.

      (c) Levy assessments in the manner and in the amount hereinafter provided.

      (d) Use or employ any of its facilities for any purpose, provided the proceeds arising from such use and employment shall go to reduce the cost of operation for its members.

      (e) Do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or conducive to or expedient for the interest or benefit of the Association and contract accordingly; and, in addition, exercise and possess all powers, rights and privileges necessary or incidental to the purposes for which the Association is organized or to the activities in which it is engaged; and, in addition, any other rights, powers and privileges granted by the laws of California to ordinary corporations, except such as are inconsistent with Chapter 1 of Division 20 of the Food and Agricultural Code of California; and do any such thing anywhere.

      (f) Delegate any or all of said purposes or powers through the appointment of an agent or agents or otherwise. Provided, however, that the products handled for or the services, machinery, equipment, supplies, or facilities furnished to nonmembers shall not exceed in value the products handled for or the services, machinery, equipment, supplies, or facilities furnished to members during the same period.

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                                   ARTICLE II
                              MEMBERS & ASSOCIATES

SECTION 2.01   ELIGIBILITY

     (a) Any person engaged as a farmer in the production of avocados to be processed, marketed, or otherwise handled from time to time by or through the Association is eligible to apply for membership.

     (b) As a condition of membership, each member shall own one or more shares of the common stock of the Association. The Board of Directors may establish such additional conditions for membership as it may from time to time deem desirable to promote the efficient and economical conduct of the business of the Association and its members, including but not limited to establishing a requirement of ownership of a minimum number of shares of the common stock of the Association. The Board shall have the right, in its absolute discretion, to refuse membership to any applicant which in its opinion does not meet the conditions so established.

SECTION 2.02   ADMISSION OF MEMBERS

Application for membership shall be in such form as may be adopted by the Board of Directors. Upon acceptance of an application, the Board of Directors shall issue a certificate of membership. Unless otherwise provided, a copy of the completed membership application executed on behalf of the Association to indicate acceptance shall constitute such membership certificate.

SECTION 2.03   OBLIGATION OF MEMBERS

Every person upon becoming a member of the Association by such act agrees to be bound and to abide by all of the provisions of the Articles of Incorporation, the Bylaws, any marketing agreement to which such member is a party, and any rules and regulations of the Association, all as in effect at the time of application for membership and as thereafter adopted or amended.

SECTION 2.04   CO-OWNERSHIP

Whenever an agricultural enterprise is owned by more than one person, whether as co-tenants, joint tenants, partners, an unincorporated association, community property of husband and wife, or otherwise, all those owning such right may collectively be admitted to membership in the names of all of them, or in such name, fictitious or otherwise, as they may have adopted or desire for the transaction of their business or as their collective name. All such co-owners collectively shall be deemed a single member possessing and enjoying the rights of one member.

SECTION 2.05   PAYMENTS AND RIGHTS OF SURVIVORSHIP OF CO-OWNERS

     (a) Whenever any amount is payable from the Association to co-owners, it may be paid to one or more or all of them at the Association's election. In the event of the death of a co-owner, any amount which was payable to the co-owners immediately prior to such death shall be payable to one or more or all surviving co-owners at the election of the Association. Payment in accordance with the foregoing shall constitute full satisfaction of the indebtedness of the Association.

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     (b)  Death of one co-owner shall not terminate the membership of the surviving co-owners, and the surviving co-owners shall continue as one member unless and until the membership is otherwise terminated as hereinafter provided. The provisions of Section 2.08 below shall not apply in the case of death of less than all of the co-owners.

     (c) The provisions of this Section and Section 2.04 apply and control the rights and liabilities of the Association to co-owners who are members, but are not intended to affect or establish any rights, liabilities, or relations of co-owners as between themselves.

SECTION 2.06   REPRESENTATION

If a member is other than a single natural individual, such member may be represented and the right of voting and assenting may be exercised by any individual, associate, officer, or manager or member thereof duly authorized in writing filed with the Association. In the absence of such written authorization, acceptance of membership shall constitute authorization for any one of the co-owners who constitute a single member, or any officer or manager of a corporation to represent such membership.

SECTION 2.07   TRANSFER OF MEMBERSHIP AND STOCK

     (a) No membership, preferred or common stock of the Association, nor any membership right shall be assigned, transferred, alienated, or encumbered, either voluntarily or involuntarily or by operation of law or otherwise, without the consent of the Board of Directors. The Board of Directors may refuse any transfer which the Board determines is not in the best interests of the Association, and no member shall be entitled to compensation of any kind by reason of such refusal. Provided, however, that in the event of the death of a member, the membership shall be deemed transferred to the personal representative of such member and the personal representative shall continue to be bound by the deceased member's obligations, including the obligation of the member to deliver avocados to the Association, and shall be entitled to represent the estate as a member.

     (b) In addition to the limitations and restrictions described in Section 2.07(a), no member or other individual, person, corporation, partnership, entity or group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder may hold (directly or indirectly) record or beneficial ownership of more than twenty percent of the total outstanding shares of the Association's preferred stock and the common stock, as the term "beneficial ownership" is used in Rule 13d-3 under the Securities Exchange Act of 1934. Furthermore, shares of preferred stock or common stock may not be transferred by a shareholder to a nonmember. Shares of preferred stock and common stock, and the holders of such stock, shall have and be subject to such additional rights, preferences, privileges and restrictions (including transfer restrictions) as are from time to time provided for in the Articles of Incorporation.


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SECTION 2.08   TERMINATION OF MEMBERSHIP

     Membership shall terminate upon occurrence of any of the following events:

     (a) Termination of all marketing obligations by submission by the member to the Association or by the Association to the member of written notice or notices of termination of any and all Marketing Agreements pursuant to Section 7.08(b) of these Bylaws.

     (b)  Dissolution of the member, except as otherwise provided pursuant to
          Section 2.05 and 2.07 above.

     (c) By a finding of the Board of Directors incorporated in a resolution duly adopted after reasonable notice and opportunity to be heard that the membership should be terminated for any one or more of the following reasons:

          (i) That the member has ceased to be engaged in the production, or is no longer a commercial grower, of agricultural products handled by the Association,

          (ii) That the member has failed to comply with the terms of these Bylaws, or any marketing agreement, or any rules and regulations of the Association; or,

          (iii) That the member has ceased to own any shares of the common stock of the Association or has ceased to own the minimum number of shares of common stock established by the Board as a condition of membership.

     (d) The membership of each member who does not consent to exchange his or her revolving fund credits and property rights for shares of common stock pursuant to the terms and conditions of the Association's plan of recapitalization automatically shall terminate on the effective date of the recapitalization. The effective date of the recapitalization shall be the date that amendments to the Articles of Incorporation which create classes of preferred and common stock are filed with the Secretary of State of the State of California. Subsequent to the effective date of the recapitalization, the Marketing Agreement described in Section 7.01 with each such nonconsenting member automatically shall terminate as of the end of the month in which the next anniversary date of such member's membership occurs.

SECTION 2.09   EXPULSION

Any member may be expelled by a three-fourths (3/4) vote of the authorized number of directors if termination of such membership is judged to be in the best interests of other members. Before vote upon a proposal to expel any member, such member shall be given notice and a fair and reasonable opportunity to be heard at a regular or special meeting of the Board of Directors. Any action of the Board hereunder shall be final and conclusive.

SECTION 2.10   RIGHTS ON TERMINATION

Persons whose membership in the Association has terminated for any reason, including withdrawal or expulsion, shall be entitled only to payment on account of their interest in the money and property of the Association in accordance with the following procedure and principles:


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They shall receive payment on account of revolving fund credits and other allocated reserves, if any, at such times and in such order and manner as though they continued to be members. They shall receive (i) the proceeds from the sale of their common stock or preferred stock to other members or from any discretionary redemption of preferred stock by the Association and (ii) any dividends that the Association elects to pay on preferred and common stock. The foregoing reflects the intention that the value of membership shall relate solely to the right of the member to use the facilities and services on a nonprofit cooperative basis, that no member shall have any right on termination for any cause to receive from the Association any payment for any unrealized appreciation in the value of tangible or intangible assets of the Association, and that payment in the amounts and at the times determined as provided above shall be deemed repurchase of the entire interest of the member at the full value thereof.

SECTION 2.11   PROPERTY RIGHTS

The property rights and interest of members shall be determined and fixed in accordance with the provisions set out in Article VIII of the Articles of Incorporation.

SECTION 2.12   ASSOCIATE STATUS

The Board of Directors may admit to associate status nonmember producers of avocados who enter into agreements to market avocados through the Association. Associates shall not be entitled to vote or to own stock of the Association, but the Board of Directors may provide for nonvoting participation by associates in such meetings, communications and other functions as shall from time to time be determined by the Board of Directors.



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                                  ARTICLE III
                         MEMBERSHIP MEETINGS AND VOTING

SECTION 3.01   VOTING POWER OF MEMBERS

     (a)  The voting power of members shall be equal. Each member shall have one
          (1) vote without regard to the number of shares of stock of the Association standing on the books of the Association.

     (b) Any member having avocado trees planted in orchards in more than one District, as hereinafter defined, shall be entitled to vote in the District specified in his application for membership; provided that if a member has more than one membership account the District specified in the earliest membership account or the largest acreage covered by multiple membership accounts of the same date shall control. On written request approved by the Board of Directors, a member may change such District to the District in which the member has the greatest production.

     (c)  Members shall not have the right to cumulate their votes.

     (d) Following the termination of a member's membership in the Association for any reason, the terminated member shall execute and deliver to the Board of Directors an irrevocable proxy, in form and substance satisfactory to the Board of Directors, appointing the Board of Directors or its designee, with full power of substitution, as his or her proxy to vote or give written consent with respect to all shares of common stock owned by the terminated member on all matters that are voted upon by shareholders. The irrevocable proxy shall be executed and delivered promptly after receipt of a request for such proxy from the Board of Directors. Such irrevocable proxy shall continue in force and effect until the terminated member has transferred all of his or her shares of common stock to members, or converted such shares into shares of preferred stock, in accordance with the Articles of Incorporation and these Bylaws. Each member agrees that the proxy executed and delivered by him or her shall be coupled with an interest, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event prior to the transfer or conversion of all of the member's shares of common stock described in the preceding sentence. Each member also agrees that the Association shall be entitled to pursue all applicable rights and remedies against him or her in the event that the member breaches the obligation described above to execute and deliver an irrevocable proxy upon a termination of membership.

SECTION 3.02    PLACE OF MEETINGS

All meetings of members, except District meetings, shall be held at the principal office of the Association or at such other place as the Board of Directors shall determine.

SECTION 3.03   ANNUAL MEETINGS OF ALL MEMBERS

The annual meeting of members shall be held between the first day of January and the last day of March of each year, and at such time of day, as the Board of Directors shall determine.


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SECTION 3.04   SPECIAL MEETINGS OF ALL MEMBERS

Special meetings of members may be called by the Chairman of the Board, by a majority of the Board of Directors, or by the written request of members holding not less than twenty percent - (20%) of the voting power. Each such call shall be in writing and shall state the time, place and purpose of such meeting.

SECTION 3.05   DISTRICT MEETINGS FOR ELECTING DIRECTORS

A meeting of the members in each District, as hereinafter defined, shall be held between the last day of October in the year prior to the years in which the term of office of the director or directors for such District regularly expires, and the first day of February in the following year, for the purpose of electing a director or directors for such District. The date, time and place of each such District meeting shall be fixed by the Board of Directors. Each District may meet jointly with one or more other Districts at a location reasonably accessible to the members entitled to attend such District meetings.

SECTION 3.06   SPECIAL DISTRICT MEETINGS

Special meetings of the members in any District may be called by the Chairman of the Board, by a majority of the Board of Directors, or by the written request of members holding not less than twenty percent (20%) of the voting power in such District. Each such call shall be in writing and shall state the time, place and purpose of such meeting.

SECTION 3.07   NOTICE OF MEETINGS

Notice of any meeting of members shall be mailed at least ten (10) days in advance to all members entitled to vote at such meeting at their addresses appearing upon the books of the Association. Such notice shall generally describe the business to be transacted at the meeting and shall state the place, day and time of such meeting.

SECTION 3.08   QUORUM

At any meeting of the members, the votes represented in person or by proxy and being qualified to be cast shall constitute a quorum for all purposes, including the election of directors, except when it is otherwise provided by law.

SECTION 3.09   VOTING BY MAIL

Whenever authorized by these Bylaws or by the Board of Directors, a membership vote may be conducted by mail without the necessity of a meeting. In the case of the election of Directors, the candidate or candidates receiving the highest number of votes cast by mail shall be deemed elected. In the case of all other membership votes, to be effective, the total votes cast by mail shall be not less than a majority of the voting power of the membership.

SECTION 3.10   PROXY VOTING

Each member shall have the right to vote at a membership meeting or assent in writing, in person or by proxy, which proxy shall be in writing executed by the member or his duly designated representative and filed with the Secretary of the Association.

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                                   ARTICLE IV
                               BOARD OF DIRECTORS

SECTION 4.01   NUMBER, QUALIFICATIONS AND TERM OF OFFICE

     (a) There shall be one director for each District, as hereinafter defined, plus one additional director, or a total of two directors, for each District in which the product of the number of members times the number of members' trees is equal to, or greater than, twice the average product of the number of members times the number of members' trees in all Districts as determined on the first day of each fiscal year. There may also be three directors-at-large.

     (b) Except for Director-at-Large, each Director shall be a member of the District from which he is elected.

     (c) The term of office for a director shall be two (2) years from the effective date of his election and until his successor has been elected and has accepted office. The effective date of election of a director shall be the date of the annual meeting in the year in which elected. The term of office of directors from odd numbered Districts shall expire in odd numbered years, and of directors from even numbered Districts in even numbered years. The offices of the directors-at-large shall be designated as number 1, 2 and 3 and each such term of office shall expire in an odd or even numbered year depending upon the number of the office.

SECTION 4.02   DISTRICTS DEFINED

The territory in which the Association has members shall be divided into not less than seven (7) nor more than twelve (12) districts. The boundaries and number of said Districts shall be defined by the Board of Directors who may revise, change and redefine the number and boundaries of said Districts from time to time provided that the resulting number of directors from such Districts shall be not less than seven (7) nor more than twelve (12). The Board of Directors shall adopt, and the Secretary shall certify, a map showing the boundaries of the Districts as thus defined. Said map shall be kept at the principal office of the Association for the purposes of determining any disputes concerning boundaries. The determination of the Board of Directors shall be conclusive as to the territory included in any District.

SECTION 4.03   NOMINATION OF DIRECTORS

Candidates for the position of director for any District may be nominated in the following ways:

The Board of Directors may appoint a nomination chairman for each district who will select his committee from growers in his district. Their recommendation will be presented to the members in attendance. Nominations may also be made by members from the door. Candidates may be nominated by submitting their name to the Secretary of the Association.

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SECTION 4.04  ELECTION OF DIRECTORS

     (a) Prior to the District meetings for electing directors for such Districts, the Board of Directors may select when not voting by mail for each District meeting from the members qualified to vote at such meeting, a chairman and a secretary respectively, who shall have charge of such meeting and such election. The candidate or candidates for director receiving the highest number of votes cast shall be deemed elected and shall serve until their successors are elected and the election is certified by the Board of Directors and ratified at the annual meeting of members. If the Board of Directors fails to select such District meeting officers or any officer selected by the Board fails or refuses to act, then the qualified voters at such meeting shall select one of themselves to fill such vacancy. Election may be made by mail ballot in which case the Secretary of the Association or other designated individual shall be responsible for tabulation of the results of ballots received.

     (b) Immediately following each such District meeting, the said election officers shall certify in writing the result of such election. Such certificate shall be promptly transmitted, either by registered mail or personal delivery, to the Secretary of the Association at its principal office. The certificate shall show the names of the persons for whom votes were cast and the number of votes cast for each. With the certificate, there shall be transmitted all proxies used at the election. The certificate shall be preserved by the Association for at least five years thereafter.

     (c) The Board of Directors shall, immediately following the District elections and prior to the annual meeting of members, meet and examine the returns made by the election officers of the several Districts and shall report the results of such District elections to the annual meeting of members at which meeting such results shall be ratified.

     (d) In the event of any protest concerning the manner in which any District election shall have been held, the Board of Directors shall consider the same and determine such protest, and its action thereon shall be final. In the event the Board of Directors shall determine that the election in any particular District was not held substantially in the manner required by these Bylaws, it may, by resolution, order a new meeting and election to be held in said District, fix the time and place thereof and appoint the officers of such meeting and election. In the event of any special meeting and election, the Secretary shall mail notice in writing of such special meeting and election to each member qualified to vote in such District not less than five (5) days before the time fixed for the same, and such meeting and election shall be held in the manner herein before provided.

     (e) Directors elected by members shall, prior to the annual meeting of members, meet and elect the director or directors at-large. The meeting of the directors for said purpose shall be held at the principal office of the Association at a time to be designated by the Chairman of the Board, or in his absence or failure to do so, the Vice-Chairman, or in his absence or failure to do so, the Secretary. Notice of the time of holding such meeting shall be mailed by the Secretary not less than five (5) days prior to such meeting. A majority of the directors elected by members shall constitute a quorum at such meeting. The names of the directors-at-large so elected shall be ratified by the members at the annual meeting.


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SECTION 4.05  VACANCIES

     (a) Vacancies on the Board of Directors may be filled by vote of a majority of the remaining directors, though less than a quorum. In filling a vacancy in the office of a director for any District, the new director shall be chosen from among the members in such District. Persons so elected shall hold office until their successors have been elected and have accepted office.

     (b)  Any director may be removed in the manner provided for by law.

     (c) Any director who ceases to be a member, or who violates any contract with the Association in any particular, or who ceases to meet the requirements for eligibility of a director in any particular, shall cease to be a director as soon as the Board of Directors, by vote of two-thirds (2/3) of the authorized number of directors, makes such finding by resolution adopted after reasonable notice and opportunity to be heard.

     (d) The members, at a duly called district meeting, may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     (e) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 4.06  ORGANIZATIONAL MEETING

A meeting of the Board of Directors shall be held immediately following the annual meeting of the membership, and at the same place, for the purpose of organization of the Board of Directors, election of officers of the Association and the transaction of any other business.

SECTION 4.07  REGULAR MEETINGS

In addition to the organizational meeting mentioned above, a regular meeting of the Board of Directors shall be held monthly at such time and place as the Board may determine.

SECTION 4.08  SPECIAL MEETINGS

A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, any Vice Chairman of the Board or by any two (2) of the directors, or by action of the Board at a previously duly called meeting. Any and all business may be transacted at a special meeting. Except when called by action of the Board at a previous duly called meeting, all calls shall be in writing, signed by the persons making the call, setting forth the date, time, and place of the meeting, and addressed and delivered to the Secretary of the Association.

SECTION 4.09  NOTICE OF MEETINGS

Notice of meetings may be given by mailing a copy of such notice to a director, at the last known address of such director, at least four (4) days prior to the time of the meeting. Notice may also be given at least forty-eight (48) hours before the time set for the meeting by telegraph to a director at the last known address of such director, or by telephone to a director or a responsible person who the person telephoning believes in good faith will deliver such notice to the director. Notice shall contain a statement of the date, time, and place of the meeting and may be delivered in like


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manner to all directors, or individual directors may be notified by some or any of the methods provided for herein.

SECTION 4.10   QUORUM AND ACTION

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law.

SECTION 4.11   WAIVER OF NOTICE

When a quorum is present at a meeting of the Board of Directors, regardless of how called and noticed, such meeting shall be considered for all purposes as a meeting of the Board duly held after regular call and notice; provided, however, that before or after the meeting every member of the Board not present shall sign a written waiver of notice, consent to the holding of such meeting, or an approval of the minutes thereof. Such waiver, consent, or approval shall be made a part of the records of that meeting.

SECTION 4.12   ACTION WITHOUT A MEETING

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action; provided, however, that such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

SECTION 4.13   PARTICIPATION IN MEETINGS BY TELEPHONE

Directors may participate in any meeting of the Board through use of conference telephones or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a board meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 4.14   COMPENSATION OF DIRECTORS

The directors shall receive no compensation for their services other than reimbursement for necessary traveling expenses (transportation, meals and lodging) and a reasonable per diem fixed by the Board of Directors for each day necessary for traveling to and from and for attendance at meetings.


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                                   ARTICLE V
                  POWERS AND DUTIES OF THE BOARD OF DIRECTORS

SECTION 5.01    GENERAL

Subject to the limitations of statutes of California, the Articles of Incorporation, and the Bylaws relating to action which shall be authorized or approved by the membership, all corporate powers shall be exercised by or under the authority of the Board of Directors. Without limiting such general power or powers expressly or impliedly vested in the Board of Directors by law or by provisions of the Articles of Incorporation and Bylaws, it is hereby expressly provided that the Board shall have the following powers:

        (a) To select and remove all officers, agents, and employees of the Association, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service;

        (b) To conduct, manage, and control the affairs and business of the Association, and to make and from time to time amend such rules and regulations therefore not inconsistent with law, the Articles of Incorporation or the Bylaws;

        (c) To borrow money and incur indebtedness for the purposes of the Association, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor;

        (d) To appoint an Executive Committee and other committees, and to delegate to the Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the Association, except as otherwise provided by law;

        (e) To install a system of bookkeeping and auditing for the purpose of fully advising the membership from time to time, but at least annually, by means of an independently audited financial statement, concerning the receipts and disbursements and financial condition of the Association;

        (f) To invest accumulated funds of the Association in United States treasury certificates, certificates of deposit or other obligations of banks or savings and loans, and commercial paper, corporate bonds and debentures, and in stocks or other obligations of any corporation or association engaged in any related activity or in the processing or marketing of any of the products handled by the Association and the acquisition of which the Board believes will enhance the Association's ability to market the members' products;

        (g) To fix and determine the method, amount, manner, and time of all assessments or deductions to cover all charges and expenses of the Association, and to fix and determine the amount of contributions required by each member to the capital required to operate the Association and the method, amount, manner, and time of assessment or deduction of such contributions and the repayment thereof;

        (h) To enter into, observe, comply with, and assent to or dissent from, on behalf of those members of the Association who do not themselves assent or dissent, any prorate or marketing order, commission or agreement, stabilization plan, allotment, or code relating to the growing, processing, or marketing of any agricultural products marketed by the Association and to bind all members thereto.

SECTION 5.02    EXECUTIVE COMMITTEE

        (a) There shall be an Executive Committee consisting of the Chairman of the Board and four directors, who shall be appointed by the vote of a majority of the authorized number of directors from their own number at the meeting of the Board of Directors to be held immediately following the annual meeting of the members. The Board by the vote of a majority of the authorized number of directors may designate one or more directors, not duly elected members of the Executive Committee, to be present at any particular meeting of the Executive Committee, with authority to serve in the place of any absent member of the Executive Committee at such meeting. The Executive Committee shall have all the functions and powers of the Board of Directors delegated to it by said Board except as otherwise provided by law, subject, moreover, to the general direction and control of the Board of Directors. A majority of the Executive Committee shall constitute a quorum for the transaction of all business. The Executive Committee may, by resolution, fix such dates for holding regular meetings as it shall see fit.

        (b) Notice of all regular meetings of the Executive Committee, as may be provided for by resolution as authorized above, is hereby dispensed with and need not be given to the members of the Executive Committee.

        (c) Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Board, or by the Board of Directors, or by any three members of the Executive Committee. Notice of each special meeting of the Executive Committee shall be given in the manner provided for in Section 4.09 of these Bylaws.

        (d) Any and all business may be transacted at any special meeting of the Executive Committee. The Secretary shall keep full and correct minutes of all meetings of the Executive Committee and of all business transacted thereat.

SECTION 5.03    OTHER COMMITTEES

The Chairman shall nominate and the Board of Directors shall appoint such nominees to such other committees as the Chairman deems appropriate.

                                   ARTICLE VI
                            OFFICERS AND MANAGEMENT

SECTION 6.01    CORPORATE OFFICERS

        (a) The officers of the Association shall be a Chairman of the Board, a Vice Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also appoint additional vice chairmen of the Board, additional vice presidents, and one or more assistant Secretaries, assistant Treasurers, and such other officers as the Board of Directors may see fit in its discretion to designate. Any one or more of the above offices may be occupied by one person, except that one person shall not serve as both President and Secretary. The Chairman of the Board shall be a director elected by the members. The other officers may be, but need not be, directors or members.

SECTION 6.02    POWERS AND DUTIES

Subject at all times to the control and direction of the Board of Directors, each officer shall have and exercise the powers and duties usual to the office; provided, however, that the President shall be the chief executive officer of the Association and, though subject to the general supervision of the President, the senior financial officer of the Association shall be directly responsible to the Board of Directors.

                                  ARTICLE VII
                              MARKETING AGREEMENT

SECTION 7.01   INTRODUCTION

This Article expresses terms of an agreement between each member as a patron and the Association relating to the products which the member agrees to deliver to the Association for processing and marketing. Each member agrees by executing an Application for Membership and the Association agrees by acceptance of such Application to be bound by these terms, as amended from time to time. The provisions of this Article, together with all other relevant terms of the Articles of Incorporation, the Bylaws, rules and regulations of the Board of Directors, and any supplemental agreement or agreements, including the Application for Membership, all as amended from time to time, shall together constitute the terms of a Marketing Agreement.

SECTION 7.02   DELIVERY FOR MARKETING

     (a) Each member hereby sells and conveys and agrees to deliver to the Association and the Association agrees to purchase for the account of and as the common agent of its members all of the avocados grown or produced upon land now or hereafter owned by him, or which is in his possession as tenant, or under contract to purchase, or otherwise, except such avocados as may be retained for personal use or consumption by the member and except avocados of such varieties as the Board of Directors determines may not be economically handled and marketed. The Board of Directors in its discretion may determine that one or more varieties may not be economically handled and marketed because of the character of the fruit or because they are produced in relatively small quantity, and in such event may give prior written notice to each member known to be supplying or growing such variety or varieties at the address appearing upon the books of the Association. Notice shall also be published in the newsletter or other periodical of the Association. Thereafter, the Association may decline to purchase, handle, or market all avocados of such variety or varieties. Determination by the Board of Directors that one or more varieties may not be economically handled and marketed shall be final and conclusive upon all parties.

     (b) The obligation of each member to deliver avocados shall commence upon the acceptance of his application for membership; provided, however, that the Board of Directors may accept any member upon the condition that his obligation to deliver fruit shall commence at such time subsequent to the acceptance of his membership as the Board may determine at the time of such acceptance, such time to be mutually agreed upon by such member and the Association, noted in the minutes of the Board of Directors, and such member notified in writing thereof; in that event delivery of avocados hereunder shall commence at the time so determined, and such member shall thereafter be under the same obligations and duties as though the obligation to deliver said fruit commenced upon the acceptance of his membership.

     (c) Whenever requested by the Association to do so, each member agrees to mail to the Association at its principal office an estimate of the yield of avocados, covered by this Marketing Agreement.

     (d) The time, place, manner and quantity of delivery of avocados shall be directed by the Association in order to enable it to properly receive, pack, and market the products of all of its members. The Association shall have the right, at reasonable hours, to inspect members' groves for the purpose of crop estimate and inspection.

     (e) Each member agrees to deliver its products to such place as the Association may designate. All handling and marketing of the products of members shall be under the full and exclusive control of the Association, and its agents, employees, and representatives, and the Association shall have the full and unqualified right to take title to such products and process, sell, or otherwise dispose of or transfer them, and to sue on, enforce, and compromise any rights and claims arising out of any transaction involving such products. No member shall have any rights or shall exercise any control by virtue of having furnished any products, other than as may be expressly provided in these Bylaws or in any agreement with the Association.

     (f) If a member surrenders actual control of production of all or any portion of avocado production by virtue of a bona fide sale or bona fide lease of an orchard or orchards prior to commencement of harvest, the member shall be released from the future obligation to market avocados produced on the property which has been sold or leased, provided the member notifies the Association as to any such sale or lease in advance of entering into such sale or lease and furnishes evidence satisfactory to the Board of a bona fide transaction not entered into to evade the obligation of this Marketing Agreement. If the Board determines that the proposed sale or lease is not such a bona fide transaction, the Board may require either (i) that the purchaser or lessee be admitted as a member and continue to market the production through the Association, (ii) that the member continue to perform the obligations of the Marketing Agreement as to the production in question until termination of the membership and Marketing Agreement as elsewhere provided in the Bylaws, or (iii) that the entire membership of the member be terminated.

SECTION 7.03   MARKETING

The Association agrees to receive, pack, market and sell the avocados delivered by members, at such prices and terms, in such form, and at such times as in its judgment and discretion it deems best for the interests of all members, and to pay to the members as payment in full the net proceeds received by the Association from the marketing of members' products less the retains as hereinafter provided, all as specified in these Bylaws and in the Association's rules and regulations. The Association may, from time to time, also reduce or eliminate the right and obligation to market products if the Board of Directors determines that for reasons beyond the Association's control, the Association cannot market the committed quantity of products on satisfactory terms. Any such reduction shall be applied pro rata to all members who are parties to Marketing Agreements covering such products.

SECTION 7.04   DETERMINATION, ALLOCATION AND PAYMENT OF NET PROCEEDS

     (a) Net proceeds shall be determined by the Board of Directors by deducting from the gross proceeds cash advance payments to members, the costs of receiving, processing, manufacturing, handling, storing, transporting, advertising, and all other expenses of marketing. Expenses shall include, but not be limited to, all costs of administration, reasonable allowances for depreciation and bad debts, interest, and losses (to the extent hereinafter provided). Gross proceeds from avocados transferred to a subsidiary of the Association to be processed into products other than fresh avocados shall be the transfer price determined in good faith to be the prevailing market price for comparable avocados for processing at the time of transfer to the subsidiary. The Association may also retain amounts from such net proceeds for reserves or revolving funds created as hereinafter provided. If at the end of the fiscal year of the Association the sum of the costs and expenses to be deducted from gross proceeds shall prove to be in excess of the gross proceeds, the difference shall, upon demand therefore, be paid by the members to the Association in proportion to the quantity or value or both of products delivered to the Association by each member during such fiscal year.

     (b) The net proceeds of the Association from business done with or for its members shall be determined by the Board of Directors within eight and one-half (8-1/2) months after the close of each fiscal year and shall be allocated among the members according to the quantity or value or both of products delivered by each member in such fiscal year. The Association shall be obligated to pay the net proceeds in cash or qualified or nonqualified written notices of allocation not later than eight and one-half (8-1/2) months after the close of each fiscal year.

     (c) The Association may pool the products of members and associates in one or more pools pursuant to a pooling plan or plans to be prescribed by the Board of Directors. Any such plan shall specify the conditions of eligibility of products, the methods of operation and all rules and regulations in connection therewith. Such pools shall open and close at such time as the Board may prescribe and the time for closing may be advanced or extended. Net proceeds from any such pool may be separately distributed in conformity with the provisions of this Section 7.04.

SECTION 7.05   LIENS

Notwithstanding any other provision of these Bylaws, the Association shall have a first lien upon all sums payable to the member or former member, as security for the payment to the Association of all sums owing from such member at any time, including any sum due as damages pursuant to any product purchase or other agreement, and the Association shall have the right but not the obligation to offset any such sum owing to the Association against any sum payable to the member, including but not limited to any net proceeds, credits standing on the books of the Association, ordinary or liquidating dividends payable on common or preferred stock, and amounts payable on the sale, redemption or other transfer of preferred or common stock. Such right of offset shall not be barred by the running of any statute of limitation against the indebtedness to be offset. Such right of the Association may be subordinated by appropriate written instructions when authorized by the Board of Directors. Members shall execute any documents required by the Association to implement or perfect its rights under this Section.

SECTION 7.06   MEMBERS' LABOR RELATIONS

Anything contained in these Bylaws or any agreement between the Association and its members notwithstanding, the Association shall have no control whatsoever over the labor relations policies or conduct or direction of labor relations of its individual members. Likewise, the individual members of the Association shall have no control whatsoever over the labor relations policies or the direction of labor relations of the Association and its employees.

SECTION 7.07   SPECIAL PROVISIONS FOR DELIVERY OF PRODUCTS

     (a) The Association may make rules and regulations regarding handling and delivering of members' products and provide inspectors and graders to standardize, grade, and classify the products so delivered. The member agrees to observe and perform any such rules and regulations, to accept the grading and standards established by the Association, and to deliver products at such reasonable delivery dates and places as the Association may from time to time prescribe. The determination of the Association as to grade, standard, and classification, and differentials in prices, shall be conclusive.

     (b) Should any member fail properly to harvest or deliver avocados to the Association, the Association may elect to do what may be necessary in that event, and may charge the cost thereof to such member, or may elect to decline acceptance of such avocados, and may decline acceptance of products not in the condition or not of the standard quality or grade as prescribed in the statutes of the State of California now in force or hereafter enacted and any rules or regulations made thereunder by any officer or governmental body having jurisdiction to make such rules and regulations, and may likewise decline to accept avocados not in conformity with such rules and regulations as may be adopted by the Board of Directors pursuant to these Bylaws with reference to the picking, grading, packing, transportation, shipment and delivery of products.

SECTION 7.08   TERMINATION OF MARKETING AGREEMENT

     (a) The Marketing Agreement with each member shall continue in effect, subject to any legal limitations, unless terminated pursuant to
          Section 7.08(b) or unless membership is terminated pursuant to Section
          2.08 of these Bylaws.

     (b) Any member of the Association, or the Association, may terminate the Marketing Agreement by delivering thirty (30) day written notice of termination to the other party during the first twelve-month (12) period from the date of the application or after the first twelve-month (12) period between the first and fifteenth days of the month in which said member's anniversary date occurs. The Marketing Agreement shall thereafter terminate as to said member on the last day of the month following such notice. For purposes hereof, the anniversary date of each member shall be the date of acceptance of such member's membership application pursuant to Section 2.02 of these Bylaws.

     (c) Notwithstanding anything to the contrary in these Bylaws, (i) the Association's Marketing Agreement with each member automatically shall terminate on the effective date of the Association's merger with Calavo Growers, Inc., a California corporation, and (ii) the membership of each member in the Association automatically shall terminate on the effective date of the merger. The effective date of the merger shall be the date that an agreement of merger between the Association and Calavo Growers, Inc. is filed with the Secretary of State of the State of California.

SECTION 7.09   REMEDIES FOR MEMBER'S BREACH

     (a) The failure to deliver products as required herein will result in injury to the Association, and it would be extremely difficult and impracticable to fix the amount of damages which the Association or its members would suffer. Therefore, each member expressly agrees to pay to the Association, upon demand of the Association, the following amounts as liquidated damages for all avocados withheld, delivered, sold, consigned, or marketed by or for said member other than in accordance with the terms of the member's Marketing Agreement with the Association.

          (i)   One thousand dollars ($1,000.00),

          (ii) Plus the operating retain rate per pound prevailing at the time of such action or inaction,

          (iii) Plus forfeiture of any and all patronage dividends and nonpatronage dividends payable to such member by the Association at the time of such action or inaction and at any future time.

     (b) If the Association prevails in any action brought by the Association against the member to enforce any provisions of the Marketing Agreement or to secure specific performance or to collect damages of any kind for any breach thereof, the member agrees to pay to the Association all costs of court, costs for bonds, and all other expenses arising out of or caused by the litigation, including reasonable attorneys' fees expended or incurred by the Association in any such proceeding, and all costs and expenses may be included in the judgment obtained in said action.

     (c) The foregoing right to recover liquidated damages shall be in addition to all other remedies now or hereinafter available by law, but not limited to, the right to obtain an injunction, and said remedies shall be deemed cumulative and not exclusive.

SECTION 7.10   MARKETING AGREEMENTS WITH ASSOCIATES

The Association may enter into marketing agreements with nonmember producers as associates to market avocados for such associates on terms which provide that the associate will receive the same pool proceeds as members for comparable varieties, sizes and grades received during the same time period, and on such other terms approved by the Board as set out in separate marketing agreements executed by each such associate. Provided, however, the volume of business with associates shall be limited by Section 1.01(f) above.

                                  ARTICLE VIII
                                 REVOLVING FUND

SECTION 8.01   PURPOSE

The primary source of capital shall be the outstanding common and preferred stock. In addition, the Association may create and maintain a revolving fund for the purpose of having members furnish additional capital on an equitable patronage basis to effectuate the purposes of the Association. It may also, from time to time, create one or more additional allocated reserves for the same purposes by retains from proceeds otherwise payable to the members or by other method of collection, all as determined by the Board of Directors. The revolving fund shall be revolved and other allocated reserves shall be redeemed in such manner and at such times as the Board may determine.

SECTION 8.02   ADDITIONS TO REVOLVING FUND

Additions to the revolving fund shall be made by assessments or deductions from the net proceeds otherwise payable on products delivered by the members to the Association, as determined by the Board of Directors from time to time. Said assessments or deductions shall be apportioned among the members on the basis of the quantity or value or both, of products delivered by each of the members.

SECTION 8.03   REVOLVING FUND STATEMENT

Within eight and one-half (8-1/2) months after the close of each fiscal year, the Association shall furnish each member with a statement showing the amount of revolving fund and other allocated reserve credits standing on the books of the Association in the name of such member and the amount thereof which accrued during such fiscal year. In the event of a loss chargeable against revolving fund credits pursuant to Section 8.09 hereof, the same shall be furnished to all holders of revolving fund credits affected by such loss, whether or not they were members during such fiscal year.

SECTION 8.04   REDEMPTION

Whenever the Board of Directors determines, in its sole discretion, that the aggregate of all outstanding unpaid revolving fund credits exceeds the capital needs of the Association, such excess and subsequent additions shall be used to revolve out or redeem the oldest unpaid revolving fund credits. All such credits from the same fiscal year shall have the same priority; and if funds available are insufficient to pay all credits for a given fiscal year, a prorata payment may be made against all credits for that year or payment may be deferred until funds are available to pay in full all credits for such year.

SECTION 8.05   ASSIGNMENT OR TRANSFER

Revolving fund credits may be assigned or transferred at any time by execution of a written assignment thereof, on a form to be provided by the Association, and delivery thereof to the Secretary of the Association; provided, however, that no such transfer shall be complete until entered upon the books of the Association.

SECTION 8.06   NO ASSIGNMENT WHILE INDEBTED TO THE ASSOCIATION

No assignment or transfer of any revolving fund or other allocated reserve credit, whether voluntary or involuntary, by act of law or otherwise, can be made, nor will any purported assignment or transfer be of any effect against the Association, or affect its right of setoff as long as the person whose interest is to be assigned or transferred is indebted to the Association in any manner or for anything, whether such indebtedness be liquidated or unliquidated, due or not due; and the Association may withhold consent to and refuse to recognize or be bound by any assignment or transfer (whether voluntary or involuntary) as long as any indebtedness or liability exists, whether due or not due, liquidated or unliquidated; and the Association shall have and is given a prior lien upon and against the revolving fund or other allocated reserve credits of any member or person to secure any indebtedness or liability to the Association from such member or person with the right to set off the same against any monies becoming payable in respect of said credits. The Association may at any time set off against any of the revolving fund or other allocated reserve credits of any person an equal amount of any indebtedness of such person to the Association for which the Association is given a lien, as aforesaid, whether due or not, and in such event indebtedness on both sides in the same amount shall be deemed cancelled and satisfied.

SECTION 8.07   USE OF REVOLVING FUNDS

Monies contributed to the revolving fund or any allocated reserve by assessment or retain may be commingled with and used for corporate purposes as all other monies of the Association are used. Nothing herein contained shall be deemed to require that any specific monies or funds be segregated or set apart, nor shall any such fund be deemed a trust fund held for the owners of credits in such fund.

SECTION 8.08   PRIORITY OF CREDIT HOLDERS

Credits in the revolving fund or allocated reserves and the rights of credit holders shall be junior and subordinate to the rights of all creditors of the Association.

SECTION 8.09   LOSSES

In the event of a loss to the Association from any cause whatsoever, the Board of Directors may, if it finds such loss to be a substantial loss, in its sole discretion charge all or any part of said loss in the manner it determines to be equitable to any one or more of the following:

     (a)  Current corporate operating expenses;

     (b)  Future corporate operating expenses;

     (c) Revolving fund and/or other allocated reserve credits for the fiscal year or years in which such loss was incurred, or to which it is attributable;

     (d) All revolving fund and/or other allocated reserve credits for all years; and/or

     (e)  Unallocated reserves.

SECTION 8.10   DISSOLUTION

     (a) In the event of dissolution or liquidation, all unpaid revolving fund credits and other allocated reserves shall be deemed due without regard to year of origin, subject to the priority of all creditors of the Association, and any residue that may remain after payment in full of all indebtedness and all such revolving fund credits and other allocated reserves shall be distributed among the holders of the Association's common stock and preferred stock in the manner specified in the Articles of Incorporation. In the event there are insufficient funds with which to redeem all such revolving fund credits and allocated reserves, payment thereof shall be on a prorata basis without regard to the date of origin.

     (b) In the event the Association shall at any time determine to transfer the property and assets of the Association to a successor association and shall designate such association as the successor of the Association, then the transfer of said property and assets by the Association to such successor association shall not be considered a dissolution or liquidation within the meaning of the foregoing paragraph. Such successor association may be formed or exist under state or federal laws, provided only it shall be in substance a farmers' nonprofit cooperative marketing association. Such successor association may be an association formed or recognized for such purpose, or it may be formed by merger, consolidation, or any corporate reorganization. Property rights and interests of the members of the Association shall be recognized and preserved in an equitable manner in such successor association.

SECTION 8.11   COMPROMISING AND DISCOUNTING CREDITS

Notwithstanding any provision elsewhere in these Bylaws contained, the Board shall have the power from time to time, and at any time, to pay off or obtain a release or satisfaction of one or more revolving fund or other allocated reserve credits in either case as follows:

     (a) To compromise or settle a dispute in respect of the credit or a dispute with the holder thereof;

     (b) To obtain for the Association a discount for prior payment that the Board deems substantial.

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.01   AMENDMENTS

These Bylaws may be amended by a vote or written assent of members representing a majority of the votes of all the members, or by the Board of Directors at any meeting of the Board by an affirmative vote of two-thirds (2/3) of the members of the Board.

SECTION 9.02   CONSENT OF MEMBERS TO TAKE ALLOCATIONS INTO INCOME

     (a) Each person who applies for and is accepted to membership in the Association shall, by such act alone, consent that the amount of any distributions or allocations which are made in qualified written notices of allocations or qualified per unit retain certificates (as defined in 26 U.S. Code Section 1388) and which are received by him from the Association, will be taken into income by him at their stated dollar amounts in the manner provided in 26 U.S. Code Section 1385(a) in the taxable year in which such written notices of allocation or per-unit retain certificates are received by him. The intent and effect of this Section is that the full amount of any retain from amounts otherwise payable to the member by the Association which is allocated to the member as a revolving fund credit or other non-cash allocation will be treated by the member as representing cash distributions equal to the face amount of such allocations received in the taxable year when notice of such allocations is received, if such allocations are received in the form of qualified written notices of allocation or qualified per-unit retain certificates.

     (b) The consent of each member pursuant to Section 9.02(a) of these Bylaws shall not extend to distributions or allocations which are made in written notices of allocation or per-unit certificates which are designated on the face thereof as "nonqualified."

SECTION 9.03   DISPOSITION OF UNCLAIMED PROPERTY

     (a) Whenever a member or other person is entitled to receive a payment or allocation from the Association and the Association, after making reasonable efforts to do so, is unable to locate the person to whom such monies are payable or the one entitled to payment, within three
          (3) years after the same became payable, the Board of Directors may charge off the same as a liability on its books, the claim of any such person to any such monies shall thereby be extinguished, and thereupon the Association shall treat the amount of all such monies so charged off as incidental income to the Association in the year during which such monies are so charged off. In the event such monies have not been paid prior to the running of the statute of limitations of the State of California against any such claim, then such amounts shall, without further action by the Board of Directors, cease to be a liability of the Association and shall be treated as incidental income received during the year said statute of limitations shall have run.

     (b) No such charge-off or termination of liability as herein provided shall occur, however, unless notice of monies due shall have been sent by certified or registered U.S. mail, postage prepaid, with return receipt requested, in the case of monies due in excess of $50.00, and by registered, certified, or ordinary mail in all other cases, to the person appearing from the books of the Association to be entitled to payment of such monies, at least thirty (30) days prior to such charge-off or termination.

SECTION 9.04   ANNUAL REPORT

The sending of the report referred to in Section 54204 of the Food and Agricultural Code of the State of California is hereby expressly dispensed with, but the Board of Directors shall continue to send to members an annual report in the customary form.

SECTION 9.05   NO VESTED RIGHT IN BYLAWS

Any or all provisions of these Bylaws, whether originally or subsequently adopted, regardless of their nature, whether regulatory or contractual, including those relating to the marketing of products and the capital fund, may, from time to time, be amended or repealed, and new or other provisions adopted, and each member becomes such with knowledge of and consent to the reserved right of amendment or repeal, and the exercise thereof; and no member shall or does have any vested right in or to any provision hereof, or the continuance thereof. Each member agrees that provisions of the general or like nature or effect of those contained in the Bylaws are appropriate and necessary for the efficient regulation of the business and the government and conduct of a nonprofit cooperative association of the nature of the Association.

SECTION 9.06   INDEMNIFICATION

     (a) Indemnification of Directors - The Corporation shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code) arising by reason of the fact that such person is or was a director of the Corporation.

     (b) Indemnification of Others - The Corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees, officers and agents (other than directors) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code) arising by reason of the fact that such person is or was an employee, officer or agent of the Corporation.

     (c) Insurance Indemnification - The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article.


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